FOR IMMEDIATE RELEASE

Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477

American Software Reports Preliminary Second Quarter
of Fiscal Year 2009 Results

Company achieves 31st consecutive quarter of profitability

ATLANTA (December 4, 2008) American Software, Inc. (NASDAQ: AMSWA) today reported financial results for the second quarter of fiscal year 2009, achieving 31 consecutive quarters of profitability.

Key second quarter financial highlights include:

•	Total revenues for the quarter ended October 31, 2008 were $19.8 million, a decrease of 16% over the second quarter of fiscal 2008;

•	Software license fees for the quarter ended October 31, 2008 were $3.8 million, a decrease of 21% over the second quarter of fiscal 2008;

•	Services and other revenues for the second quarter ended October 31, 2008 were $9.0 million; a decrease of 23% over the second quarter of fiscal 2008;

•	Maintenance revenues for the quarter ended October 31, 2008 were $7.0 million, a decrease of 2% over the second quarter of fiscal 2008; and

•	Operating earnings for the quarter ended October 31, 2008 were $2.0 million, a decrease of 28% over the second quarter of fiscal 2008.

GAAP net earnings were approximately $470,000 or $0.02 per fully diluted share for the second quarter of fiscal 2009 compared to $2.5 million or $0.10 per fully diluted share for the same period last year. Adjusted net earnings, which excludes stock option compensation expense and acquisition-related amortization of intangibles, were $708,000 or $0.03 per fully diluted share for the quarter ended October 31, 2008, compared to $2.8 million or $0.11 per fully diluted share for the same period last year.

Total revenues for the six months ended October 31, 2008 were $39.0 million or a 14% decrease compared to $45.3 million for the comparable period last year. Software license fees for the six-month period were $6.5 million or a 34% decrease compared to $9.9 million during the same period last year. Services and other revenues were $18.3 million or a 14% decrease compared to $21.4 million in the same period last year. Maintenance revenues were $14.2 million or a 1% increase compared to $14.0 million in the same period last year. For the six months ended October 31, 2008, the Company reported operating earnings of approximately $3.3 million, a 38% decrease compared to operating income of $5.3 million for the same period last year. GAAP net earnings were approximately $1.1 million or $0.04 per fully diluted share for the six months ended October 31, 2008 compared to $4.5 million or $0.17 per fully diluted share for the same period last year. Adjusted net earnings year to date as of October 31, 2008, which excludes stock option compensation expense and acquisition-related amortization of intangibles, were $1.5 million or $0.06 earnings per fully diluted share compared to $5.0 million or $0.19 earnings per fully diluted share for the same period last year.

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American Software Second Quarter of Fiscal Year 2009 Results	Page 2

The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with cash and investments of approximately $71.1 million and no debt as of October 31, 2008. This is approximately a $2.6 million decrease when compared to July 31, 2008. During the quarter, the Company repurchased 99,500 shares of its common stock for approximately $550,000 under its authorized stock repurchase program and paid approximately $2.3 million in dividends. Also during the quarter, the Company’s majority-owned subsidiary, Logility, Inc., repurchased 27,122 shares of its own common stock for approximately $181,000 under its authorized stock repurchase program

“While we continue to experience a more difficult selling environment for software, this quarter represents our 31st consecutive quarter of profitability,” stated James C. Edenfield, president and CEO of American Software. “Our sustained profitability has allowed the Company to provide a tangible benefit to our shareholders with a quarterly dividend as well as a share repurchase program. On November 17, 2008 our Board of Directors authorized the Company's next quarterly dividend of $0.09 per common share which is payable on March 9, 2009 to shareholders of record at the close of business on February 20, 2009.”

“Our robust product portfolio, deep domain expertise, strong customer base and ability to deliver results for our customers combined with our continued financial strength provide a solid platform for growth when the general economic environment improves and manufacturers, distributors and retailers resume their investments in applications that can deliver a competitive advantage,” continued Edenfield.

Additional highlights for the second quarter of fiscal year 2009 include:

Customers:

•
Notable new and existing customers placing orders with the Company in the second quarter include: A.O. Smith, Arch Chemicals, Augusta Sportswear, Bemis Manufacturing Company, Coaster Company of America, Coty, Dassault Falcon Jet, Haynes Furniture Company, Ingram Industries, Magneti Marelli, New Balance PTY, Rawlings Sporting Goods, SKF AB, Snack Brands Australia, Therma-Tru Doors, and XL Foods.

American Software Second Quarter of Fiscal Year 2009 Results	Page 3

•
During the quarter, software license agreements were signed with customers located in 12 countries including: Australia, Canada, China, India, Ireland, Italy, Kenya, the Netherlands, Poland, Sweden, the United Kingdom, and the United States.

•
New Generation Computing, Inc. (NGC), a wholly owned subsidiary of the Company, announced that Jerry Leigh, a multi-faceted apparel company that develops licensed products for the nation’s top retailers, has selected NGC’s e-SPS software for global sourcing and visibility across all of its divisions. Jerry Leigh will use e-SPS to control all facets of production for thousands of licensed products in fashion, apparel and accessories. The solution will be deployed to support all four Jerry Leigh divisions - Kids, Adults, Resort and Premium - for purchase order management, production tracking, quality, and inbound tracking and visibility.

•
NGC announced that Ivory International, a private label manufacturer of men’s and women’s apparel for leading retailers, selected NGC’s e-PLM and e-SPS software to provide an integrated, end-to-end solution for PLM and global sourcing. Together, e-PLM and e-SPS form one of the industry’s most widely installed and most comprehensive solutions encompassing the entire product lifecycle for apparel, footwear and accessories. e-PLM and e-SPS cover every step of the complex design/production process - from design concept through sourcing and product quality, to receipt at the distribution center - with a web-based solution that centralizes information, enhances collaboration, and streamlines workflows to transform the product lifecycle.

•
Logility, a majority-owned subsidiary of the Company, announced that Electrolux Home Care Products North America successfully implemented Logility Voyager Solutions™ to increase demand visibility, strengthen collaboration, improve forecast accuracy and increase customer service levels. Logility will help Electrolux streamline and support its global demand and supply planning needs.

•
Logility held “Score Supply Chain Excellence with Demand Planning”, the latest webcast in its popular Supply Chain Power Hour educational series. The webcast featured Logility customers Brown Shoe Company and Lance, Inc. which shared their unique perspectives on how to successfully increase visibility into retail market demand and synchronize supply chains to deliver higher profits.

•
Logility customer David Yurman, the maker of classic bracelets, chains, earrings, necklaces, rings, and jewel-encrusted watches catering to a high-end clientele, was named a Standout SMB by Consumer Goods Technology magazine. David Yurman implemented Logility Voyager Solutions to synchronize inventory planning policies with a multi-echelon demand plan to improve inventory management, strengthen customer service levels, establish a S&OP process and improve supply chain efficiency to support continued growth.

•
Demand Management, a wholly-owned subsidiary of Logility, hosted INNOV8, Demand Solutions’ 21st Customer Conference in September. The four day event included customer and partners focused on driving supply chain innovation. Keynote speaker André Martin, a pioneer in retail supply chains, presented his theory on improving supply chain efficiency and planning at the retail level to further reduce compounded safety stock throughout the supply network. The Demand Solutions global footprint was well represented with resellers from Europe, Brazil, Australia, Singapore, India and the United States.

Products and Technology:

•
NGC entered into a strategic alliance with Sunrise Technologies to offer NGC’s PLM and Global Sourcing software as part of an integrated solution for the Microsoft® Dynamics AX ERP solutions for the apparel industry. Under the terms of the agreement, Sunrise Technologies will offer NGC’s e-PLM® for product lifecycle management and e-SPS® for global sourcing and visibility along with Microsoft Dynamics, allowing Sunrise Technologies to offer a complete, end-to-end solution for the Microsoft Dynamics AX ERP market. The agreement opens up an important new sales channel for NGC software, while enabling Sunrise to offer NGC’s market-leading PLM and global sourcing solutions to its customers. Both NGC and Sunrise Technologies are Microsoft Gold Partners, representing the highest level of competency and expertise with Microsoft technologies.

American Software Second Quarter of Fiscal Year 2009 Results	Page 4

•
Demand Management announced Demand Solutions® Sales & Operations Planning Version 11 (DS S&OP). The market-leading DS S&OP solution includes additional functionality to further increase strategic decision-making efficiency including: auto-update for Microsoft Office, expanded workspace dashboards, and extended capabilities for high-level capacity planning.

•
Demand Management announced the release of Demand Solutions® Mobile Pipeline at its 21st Annual Customer Conference in September. Demand Solutions Pipeline is already a popular collaboration tool with hundreds of users worldwide. The new mobile functionality takes collaborative forecasting to the next level by allowing mobile salespeople and trading partners to access and update product forecasts and demand plans via PDA or Blackberry phone.

•
Logility continued to advocate the benefits available with green supply chain initiatives at the Forecaster’s Business Forecasting and Planning Excellence event. The presentation outlined how Logility Voyager Solutions enables sustainability in the supply chain to create value not only for the environment, but for companies and their customers.

•
American Software and Logility were included in Software Magazine’s 26th annual Software 500 ranking of the world’s largest software service providers. Consistently counted among the world’s largest software companies for more than five years, American Software was ranked 220 and Logility was ranked 273 in the publication’s 2008 listing.

About American Software, Inc.

Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise™ is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 88% of Logility, Inc. (NASDAQ: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, BP (British Petroleum), Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC’s worldwide customers include Dick’s Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact: American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206. INTERNET: www.amsoftware.com or e-mail: ask@amsoftware.com.

American Software Second Quarter of Fiscal Year 2009 Results	Page 5

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2008 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Demand Solutions is a registered trademark of Demand Management, and NGC is a registered trademark and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

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American Software Second Quarter of Fiscal 2009 Results

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data)
(Unaudited)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
			Pct			Pct
	2008	2007	Chg.	2008	2007	Chg.
Revenues:
License	$3,794	$4,806	(21%)	$6,536	$9,926	(34%)
Services & other	9,012	11,634	(23%)	18,343	21,421	(14%)
Maintenance	7,042	7,179	(2%)	14,167	13,994	1%
Total Revenues	19,848	23,619	(16%)	39,046	45,341	(14%)

Cost of Revenues:
License	1,518	1,550	(2%)	2,806	3,235	(13%)
Services & other	6,290	8,450	(26%)	12,298	15,273	(19%)
Maintenance	1,808	1,880	(4%)	3,622	3,641	(1%)
Total Cost of Revenues	9,616	11,880	(19%)	18,726	22,149	(15%)
Gross Margin	10,232	11,739	(13%)	20,320	23,192	(12%)
Operating expenses:
Research and development	2,358	2,459	(4%)	4,694	4,894	(4%)
Less: capitalized development	(516)	(630)	(18%)	(1,023)	(1,155)	(11%)
Sales and marketing	3,472	3,820	(9%)	7,268	7,212	1%
General and administrative	2,834	3,244	(13%)	5,929	6,762	(12%)
Acquisition related amortization of intangibles	87	87	0%	174	174	0%

Total Operating Expenses	8,235	8,980	(8%)	17,042	17,887	(5%)
Operating Earnings	1,997	2,759	(28%)	3,278	5,305	(38%)
Interest Income (expense) & Other, Net	(1,187)	1,664	nm	(1,323)	2,580	nm
Earnings Before Income Taxes and Minority Interest	810	4,423	(82%)	1,955	7,885	(75%)
Income Tax Expense	152	1,665	(91%)	600	2,936	(80%)
Minority Interest Expense	188	214	(12%)	275	450	(39%)
Net Earnings	$470	$2,544	(82%)	$1,080	$4,499	(76%)
Earnings per common share: (1)
Basic	$0.02	$0.10	(80%)	$0.04	$0.18	(78%)
Diluted	$0.02	$0.10	(80%)	$0.04	$0.17	(76%)

Weighted average number of common shares outstanding:
Basic	25,357	25,530		25,375	25,328
Diluted	25,860	26,658		25,931	27,080

Reconciliation of Adjusted Net Earnings:
Net Earnings	$470	$2,544		$1,080	$4,499
Acquisition related amortization of intangibles (2)	71	87		121	174
Stock-based compensation (2)	167	180		292	359

Adjusted Net Earnings	$708	$2,811	(75%)	$1,493	$5,032	(70%)

Adjusted Net Earnings per Diluted Share	$0.03	$0.11	(73%)	$0.06	$0.19	(68%)

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.02 and $0.10 for the three months ended October 31, 2008 and 2007, respectively, and $0.04 and $0.18 for the six months ended October 31, 2008 and 2007, respectively.

(2) - Tax affected
nm- not meaningful

American Software Second Quarter of Fiscal 2009 Results

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	October 31,	April 30,
	2008	2008

Cash and Short-term investments	$59,957	$76,141
Accounts Receivable:
Billed	9,190	12,563
Unbilled	2,951	3,311
Total Accounts Receivable,net	12,141	15,874
Prepaids & Other	3,453	2,946
Current Assets	75,551	94,961

Investments - noncurrent	11,099	-

PP&E, net	7,240	6,903
Capitalized Software, net	4,502	4,657
Goodwill	11,709	11,912
Other Intangibles, net	1,196	1,586
Other non-current Assets	190	198
Total Assets	$111,487	$120,217

Accounts Payable	$657	$1,578
Accrued Compensation and Related costs	1,592	2,260
Other Current Liabilities	2,807	3,694
Dividend Payable	2,278	2,286
Deferred Tax Liability	450	640
Deferred Revenues	14,420	16,441
Current Liabilities	22,204	26,899

Deferred Tax Liability	1,074	1,202
Minority Interest	5,908	5,621
Shareholders' Equity	82,301	86,495
Total Liabilities & Shareholders' Equity	$111,487	$120,217